Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:                                                                )                                             Chapter 11
HANCOCK FABRICS, INC., et al.,1           )                                             Case No. 07-10353 (BLS)
                                                                         )
Debtors.                          )                                              Jointly Administered
                                                                         )

NOTICE OF (I) EFFECTIVE DATE OF JOINT CONSOLIDATED PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY HANCOCK FABRICS,
INC. AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION DATED JUNE 10, 2008,
AS AMENDED, (II) BAR DATES FOR FILING CERTAIN CLAIMS, AND (III) THE DEADLINE TO
OBJECT TO THE REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

PLEASE READ THIS NOTICE CAREFULLY AS IT CONTAINS BAR
DATES AND OTHER INFORMATION THAT MAY AFFECT YOUR
RIGHTS TO RECEIVE DISTRIBUTIONS UNDER THE PLAN.

1. Entry of Confirmation Order.  On July 22, 2008, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered the Findings of Fact, Conclusions of Law, and Order Pursuant to 11 U.S.C. §§ 1129 and Fed. R. Bankr. P. 3020 Confirming the Joint Consolidated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by Hancock Fabrics, Inc. and Its Affiliated Debtors and Debtors in Possession (D.I. 2996) (the “Confirmation Order”).

2. Effective Date. The Joint Consolidated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by Hancock Fabrics, Inc. and Its Affiliated Debtors and Debtors in Possession, dated June 10, 2008 (as modified by the Confirmation Order and including all supplements, exhibits and attachments thereto, the “Plan”), filed by the above-captioned debtors and debtors in possession (collectively, the “Debtors”), shall be effective pursuant to Section VIII.B. of the Plan on August 1, 2008.

3. Administrative Bar Date.  In accordance with Section III.A.1(e)(i) of the Plan and Confirmation Order, requests for payment of Administrative Claims2 (except for Fee Claims, Credit Facility Claims, Term Loan Claims and Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business) for the period of June 5, 2007 through the Effective Date, must be filed with the Bankruptcy Court and served on counsel to the Reorganized Debtors no later than September 2, 2008 at 4:00 p.m. (Prevailing Eastern Time).  Objections to such requests must be filed and served on the requesting party, the Reorganized Debtors and, prior to the Effective Date, the Committees by the Claims Objection Bar Date.  Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file and serve such a request by the applicable Bar Date shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property and such Administrative Claims shall be deemed discharged as of the Effective Date.  ANY HOLDER OF AN ADMINISTRATIVE CLAIM THAT DOES NOT COMPLY WITH THIS BAR DATE SHALL BE BARRED FROM PARTICIPATING IN THE PLAN OR OBTAINING A DISTRIBUTION THEREUNDER WITH RESPECT TO SUCH ADMINISTRATIVE CLAIM.

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[1]
The Debtors are the following entities:  Hancock Fabrics, Inc. (Tax ID No. XX-XXX0905), One Fashion Way, Baldwyn, Mississippi  38824; Hancock Fabrics of MI, Inc. (Tax ID No. XX-XXX5878), One Fashion Way, Baldwyn, Mississippi  38824; HF Resources, Inc. (Tax ID No. XX-XXX9563), 103 Foulk Road, Suite 202, Wilmington, Delaware  19803-3742; Hancockfabrics.com, Inc. (Tax ID No. XX-XXX9698), One Fashion Way, Baldwyn, Mississippi  38824; HF Merchandising, Inc. (Tax ID No. XX-XXX8522), One Fashion Way, Baldwyn, Mississippi  38824; HF Enterprises, Inc. (Tax ID No. XX-XXX7249), 103 Foulk Road, Suite 202, Wilmington, Delaware  19803-3742; and Hancock Fabrics, LLC (Tax ID No. XX-XXX9837), c/o One Fashion Way, Baldwyn, Mississippi  38824.

[2]	Terms not otherwise defined herein shall have the meanings ascribed to them in the Plan and Confirmation Order.

4. Deadline to Object to the Rejection of Executory Contract and Unexpired Lease.  In accordance with Section V.C of the Plan and the Confirmation Order, parties to Executory Contracts and Unexpired Leases that have been rejected (as listed on Exhibit V.C to the Plan and attached hereto) who oppose such rejection must file a written objection with the Bankruptcy Court and serve such objection on counsel to the Reorganized Debtors no later than August 21, 2008 at 4:00 p.m. (Prevailing Eastern Time).

5. Bar Date for Rejection Damages for Rejected Executory Contracts and Unexpired Leases.  In accordance with Section V.C of the Plan and the Confirmation Order, parties to Executory Contracts and Unexpired Leases that have been rejected (as listed on Exhibit V.C to the Plan and reproduced below) and who timely claim damages by reason of such rejection shall be treated as Class 3 General Unsecured Claims under the Plan.  ALL REJECTION DAMAGE CLAIMS MUST BE FILED WITH THE BANKRUPTCY COURT AND SERVED ON COUNSEL TO THE REORGANIZED DEBTORS ON OR BEFORE OCTOBER 1, 2008 AT 4:00 P.M. (PREVAILING EASTERN TIME) OR SHALL BE FOREVER BARRED FROM PARTICIPATING IN THE PLAN OR OBTAINING A DISTRIBUTION THEREUNDER WITH RESPECT TO SUCH CLAIM.

6. Professional Fee Claim Bar Date.  In accordance with Section III.A.1(e)(ii) of the Plan and the Confirmation Order, any and all applications for the final allowance of Fee Claims by Professionals or other Entities shall be filed with the Bankruptcy Court and served upon counsel to the Reorganized Debtors, the U.S. Trustee, the Committees and all parties on the Debtors’ Bankruptcy Rule 2002 service list on or before September 15, 2008 at 4:00 p.m. (Prevailing Eastern Time).  THE HOLDER OF A FEE CLAIM THAT DOES NOT COMPLY WITH THIS BAR DATE FIXED BY THE PLAN SHALL BE BARRED FROM ASSERTING SUCH FEE CLAIM AGAINST THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR ESTATES.

7. Mailing of Claims and Objections.  Applications, objections or claims for payment pursuant to this notice must be must be sent to (a) the Clerk of Court, United States Bankruptcy Court for the District of Delaware, 3rd Floor, 824 Market Street, Wilmington, Delaware 19801 and (b) counsel to the Reorganized Debtors, Morris, Nichols, Arsht & Tunnell LLP, Attn: Gregory T. Donilon, 1201 North Market Street, P.O. Box 1347, Wilmington, Delaware 19899-1347 so as to be received on or before the applicable deadline.

8. Copies of the Plan and the Confirmation Order.  Copies of the Plan and the Confirmation Order may be downloaded from the Bankruptcy Court website at ecf.deb.uscourts.gov or the website of the Debtors’ claims, noticing and balloting agent at www.donlinrecano.com.

Dated:  August ____, 2008
             Wilmington, Delaware

EXHIBIT V.C

EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED1

Name And Mailing Address, Including Zip Code, Of Other Parties To Lease Or Contract	Description Of Contract Or Lease And Nature Of Debtor's Interest.

Synapse Retail Ventures/Synapse Group Inc. Fourth High Ridge Park Stamford Ct 06095	Acquisition Agreement/Magazines

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[1]	The Debtors reserve their rights to amend this Exhibit as set forth in the Plan.